Exhibit 21
Dover Corporation - Domestic and Foreign Subsidiaries

Company Name	Where Incorporated
Domestic
Acme Cryo Intermediate Inc.	Delaware
Acme Cryogenics, Inc.	Pennsylvania
Alfred Fueling Systems Inc.	Delaware
Anman, LLC	Delaware
Anthony Equity Holdings, Inc.	Delaware
Anthony Holdings, Inc.	Delaware
Anthony Mexico Holdings LLC	Delaware
Anthony North Holdco, Inc.	Delaware
Anthony Specialty Glass LLC	Delaware
Anthony TemperBent GP LLC	Delaware
Anthony, Inc.	Delaware
Auto Glanz Solutions, LLC	Delaware
AvaLAN Wireless Systems Incorporated	California
Belanger, Inc.	Delaware
Belvac Production Machinery, Inc.	Virginia
Blue Bite LLC	Delaware
Canada Organization & Development LLC	Delaware
CDS Visual, Inc.	California
CEP Liquidation, LLC	Delaware
Chippewa Square Captive Insurance Company	Georgia
CHRONOTEK FLOW, LLC	Florida
Colder Products Company	Minnesota
Cook Compression, LLC	Delaware
Cook-MFS, Inc.	Delaware
CP Formation LLC	Delaware
CPC Europe, Inc.	Minnesota
CPI Products, Inc.	Delaware
Cryogenic Experts, LLC	Delaware
DD1 Inc.	Delaware
DDI Properties, Inc.	California
Delaware Capital Formation, Inc.	Delaware
Delaware Capital Holdings, Inc.	Delaware
De-Sta-Co Cylinders, Inc.	Delaware
DFH Corporation	Delaware
Dosmatic U.S.A., Inc.	Texas
Dover (Schweiz) Holding LLC	Delaware
Dover Business Services LLC	Delaware
Dover Clean Energy & Fueling Segment, Inc.	Delaware
Dover Climate & Sustainability Technologies Segment, Inc.	Delaware
Dover DEI Services, Inc.	Delaware
Dover Engineered Products Segment, Inc.	Delaware
Dover Europe, Inc.	Delaware
Dover Global Holdings, LLC	Delaware
Dover Imaging & Identification Segment, Inc.	Delaware
Dover International Investments LLC	Delaware
Dover International Operations Inc.	Delaware
Dover International Ventures Inc.	Delaware
Dover Investments LLC	Delaware
Dover Mexico Holdings LLC	Delaware
Dover Overseas Ventures, Inc.	Delaware
Dover Pumps & Process Solutions Segment, Inc.	Delaware

Dover WSCR Holding LLC	Delaware
Dover WSCR LLC	Delaware
Dow-Key Microwave Corporation	Delaware
ECI Holding Company, LLC	Delaware
ECII (Mexico), LLC	Delaware
Engineered Controls International, LLC	Delaware
EOA Systems, Inc.	Delaware
GAL, LLC	Virginia
GIIER, LLC	Virginia
Highland Park Insurance Company	Illinois
Hill PHOENIX WIC, LLC	Delaware
Hill PHOENIX, Inc.	Delaware
Hydro Systems Company	Delaware
Industrial Motion Control, LLC	Delaware
Innovative Control Systems, Inc.	Pennsylvania
Inpro/Seal LLC	Delaware
JK Group USA, LLC	Tennessee
K&L Microwave, Inc.	Delaware
Knappco, LLC	Delaware
Maag Gala, Inc.	Virginia
Maag Pump Systems (US), Inc.	Delaware
Maag Reduction, Inc.	North Carolina
MALEMA ENGINEERING CORPORATION	Florida
Marathon Equipment Company (Delaware)	Delaware
MARKEM-IMAJE Corporation	New Hampshire
Midland Manufacturing, LLC	Delaware
MIP Holdings, Inc.	Delaware
MPG Holding Company	Delaware
Northern Lights (Nevada), Inc.	Nevada
Northern Lights Funding LP	Delaware
Northern Lights Investments LLC	Delaware
Nova Controls, Inc.	Delaware
OK International Holdings, Inc.	Delaware
OK International, Inc.	California
OPW Fluids Group, Inc.	Delaware
OPW Fuel Management Systems, LLC	Delaware
OPW Fueling Components, LLC	Delaware
PDQ Manufacturing, Inc.	Delaware
Pike Machine Products, Inc.	New Jersey
PISCES by OPW, Inc.	Delaware
Pole/Zero Acquisition, Inc.	Delaware
PSG California LLC	Delaware
Pump Management Services Co., LLC	Delaware
Revod Corporation	Delaware
Revod Formation, LLC	Delaware
Robohand, Inc.	Delaware
SE Liquidation, LLC	Delaware
Seabiscuit Motorsports, Inc.	Delaware
Simmons Sirvey Corporation	Texas
SO. CAL. SOFT-PAK, INCORPORATED	California
Superior Holding, LLC	Ohio
Superior Products, LLC	Ohio
SWEP North America, Inc.	Delaware
Sys-Tech Solutions, Inc.	New Jersey
Tartan Textile Services, Inc.	Delaware

The Espy Corporation	Texas
The Heil Co.	Delaware
TTSI III, Inc.	Delaware
Tulsa Winch, Inc.	Delaware
TXHI, LLC	Delaware
Unattended Payment Solutions, LLC	Delaware
Val TemperBent Glass, L.P.	Georgia
Vehicle Service Group, LLC	Delaware
Warn Automotive, LLC	Delaware
Waukesha Bearings Corporation	Delaware
Wayne Fueling Systems LLC	Delaware
Wayne Intermediate LLC	Delaware
Wayne Solutions US LLC	Delaware
WSCR Corp.	Delaware

Foreign
Advansor A/S	Denmark
Advansor Dover International (Poland) sp. z o.o	Poland
Advansor Germany GmbH	Germany
ARC Pacific Siam Ltd.	Thailand
BELVAC CR, spol s r.o.	Czech Republic
Belvac Decorating Systems B.V.	Netherlands
Belvac Middle East FZE	Dubai
BlitzRotary GmbH	Germany
BSC Filters Limited	United Kingdom
Caldera	France
Colder Products Company GmbH	Germany
Colder Products Company LTD	Hong Kong
Cook Compression Limited	United Kingdom
De Sta Co (Asia) Company, Limited	Thailand
DESTACO Europe GmbH	Germany
DE-STA-CO FRANCE	France
DE-STA-CO Shanghai Co. Ltd.	China
DESTACO UK Limited	England & Wales
DFS Netherlands B.V.	Netherlands
Dositec Sistemas SL	Spain
Dover (China) Investment Co., Ltd.	China
Dover (Shanghai) Industrial Co., Ltd.	China
Dover (Shenzhen) Industrial Equipment Manufacturing Co., Ltd.	China
Dover (Suzhou) Industrial Equipment Manufacturing Co., Ltd.	China
Dover Asia Trading Private Ltd.	Singapore
Dover Australia Holdings Pty Limited	Australia
Dover Business Services Europe S.R.L.	Romania
Dover Business Services Philippines Corporation	Philippines
Dover Canada Holdings ULC	British Columbia
Dover Canada Operations ULC	British Columbia
Dover CLP Formation Limited Partnership	British Columbia
Dover Corporation Regional Headquarters	China
Dover Denmark Holdings ApS	Denmark
Dover do Brasil Ltda.	Brazil
Dover EMEA FZCO	Dubai
Dover Euro Investment Pte. Ltd.	Singapore
Dover Europe Sarl	Switzerland
Dover Fluids UK Ltd	United Kingdom
Dover France Holdings	France

Dover France Participations	France
Dover France Technologies	France
Dover Fueling Solutions UK Limited	United Kingdom
Dover Germany GmbH	Germany
Dover Holdings de Mexico S.A. de C.V.	Mexico
Dover India Pvt. Ltd.	India
Dover Industries Italy S.R.L.	Italy
Dover Intercompany Services UK Limited	England & Wales
Dover International B.V.	Netherlands
Dover International ithalat ihracat ve Pazarlama Limited Sirketi	Turkey
Dover Italy Holdings S.r.l.	Italy
Dover Lux Holdco S.a r.l.	Luxembourg
Dover Luxembourg Finance S.a r.l.	Luxembourg
Dover Luxembourg Investments S.a r.l.	Luxembourg
Dover Luxembourg Participations S.a r.l.	Luxembourg
Dover Luxembourg S.a r.l.	Luxembourg
Dover Luxembourg Services S.a r.l.	Luxembourg
Dover Operations South Africa (Pty) Ltd	South Africa
Dover Refrigeration & Food Equipment UK Ltd	United Kingdom
Dover Resources International de Mexico S. de R.L. C.V.	Mexico
Dover Romania Innovation Center S.R.L.	Romania
Dover Singapore Holdings Private Limited	Singapore
Dover Solutions Colombia SAS	Colombia
Dover Southeast Asia (Thailand) Ltd.	Thailand
Dover Spain Holdings, S.L.	Spain
Dover Switzerland Participations GmbH	Switzerland
Dover UK Pensions Limited	United Kingdom
Dresser Wayne Fuel Equipment (Shanghai) Co. Ltd.	China
Ebs-Ray Pumps Pty. Ltd.	New South Wales
ECI RegO Servicios, Sociedad De Responsabilidad Limitada De Capital Variable	Mexico
ECI RegO, Sociedad De Responsabilidad Limitada De Capital Variable	Mexico
em-tec GmbH	Germany
Fairbanks Environmental Limited	England & Wales
Fibrelite Composites Limited	England & Wales
Foshan ARC Industrial Equipment Manufacturing Co., Ltd.	China
Guangdong Tokheim LIYUAN Oil Industry Technology Limited Company	China
Hill Phoenix Costa Rica, Sociedad De Responsabilidad Limitada	Costa Rica
Hill Phoenix de Mexico, S.A. de C.V.	Mexico
Hill Phoenix El Salvador, Limitada de Capital Variable	El Salvador
Hill Phoenix Guatemala, Sociedad Anonima	Guatemala
Hiltap Fittings Ltd.	Canada
Hydro Systems Europe Ltd.	United Kingdom
K&L Microwave DR, Inc.	British Virgin Islands
Kiian Digital (Shanghai) Co., Ltd.	China
KPS (Beijing) Petroleum Equipment Trading Co, Ltd.	China
KPS Hong Kong Holding Limited	Hong Kong
LIQAL, B.V.	Netherlands
Liquip International Pty Limited	Victoria
LIQUIP UK PTY LIMITED	England & Wales
Maag AMN	France
Maag Automatik Plastics Machinery (Shanghai) Co. Ltd.	China
Maag Ettlinger GmbH	Germany
Maag Germany GmbH	Germany
Maag Italy S.R.L.	Italy
Maag Pump Systems AG	Switzerland

Maag Service (Malaysia) Sdn. Bdn.	Malaysia
Maag Service (Taiwan) Ltd.	Taiwan
Maag Systems (Thailand) Limited	Thailand
Maag Witte GmbH	Germany
MALEMA SENSORS INDIA PRIVATE LIMITED	India
Malema Sensors Korea Co., Ltd.	Korea
MALEMA SINGAPORE PTE. LTD.	Singapore
MARKEM FZ SA	Uruguay
Markem Imaje Center of Competencies Spain, S.L.U.	Spain
Markem-Imaje - Unipessoal, Lda	Portugal
Markem-Imaje (China) Co., Limited	China
Markem-Imaje A/S	Denmark
Markem-Imaje AB	Sweden
Markem-Imaje AG	Switzerland
Markem-Imaje AS	Norway
Markem-Imaje B.V.	Netherlands
Markem-Imaje Co., Ltd.	South Korea
Markem-Imaje CSAT GmbH	Germany
Markem-Imaje GmbH	Germany
Markem-Imaje Holding	France
Markem-Imaje Inc.	Canada
Markem-Imaje India Private Limited	India
Markem-Imaje Industries	France
Markem-Imaje Industries Limited	United Kingdom
Markem-Imaje KK	Japan
Markem-Imaje Limited	Hong Kong
Markem-Imaje Limited	United Kingdom
Markem-Imaje LLC	Russian Federation
Markem-Imaje Ltd.	Taiwan
Markem-Imaje Ltd.	Thailand
Markem-Imaje N.V.	Belgium
Markem-Imaje Philippines Corporation	Philippines
Markem-Imaje Pty Ltd	Australia
Markem-Imaje S.A.	Argentina
Markem-Imaje S.A. de C.V.	Mexico
Markem-Imaje S.r.l.	Italy
Markem-Imaje SAS	France
Markem-Imaje Sdn. Bhd.	Malaysia
Markem-Imaje Singapore Pte. Ltd.	Singapore
Markem-Imaje Spain S.A.	Spain
Mouvex	France
OK International Limited	United Kingdom
OPW Fluid Transfer Group Europe B.V.	Netherlands
OPW Fluid Transfer Solutions (Jiang Su) Co., Ltd.	China
OPW Fueling Components (Suzhou) Co., Ltd.	China
OPW Malaysia Sdn. Bhd.	Malaysia
OPW Slovakia s.r.o.	Slovakia
OPW Sweden AB	Sweden
Petro Vend Sp. z o.o.	Poland
Precision Brasil Equipamentos E Servicos Para Postos De Combustiveis Ltda.	Brazil
Precision Service - Servicos De Manutencao E Instalacao De Postos De Abastecimento De Combustivel Ltda.	Brazil
PSD Codax Holdings Limited	England & Wales
PSD Codax Limited	England & Wales
PSG (Shanghai) Co., Ltd	China

PSG (Tianjin) Co., Ltd.	China
PSG Germany GmbH	Germany
Quantex Arc Limited	England & Wales
Quantex Patents Limited	England & Wales
RAV France	France
Reduction Engineering GmbH	Germany
RegO (Shanghai) Trading Co., Ltd.	China
Rego GmbH	Germany
RegO Valve (Shanghai) Co., Ltd.	China
Revod Luxembourg S.a r.l.	Luxembourg
Revod Singapore Private Limited	Singapore
Revod Sweden AB	Sweden
Rotary Lift Consolidated (Haimen) Co., Ltd	China
Shanghai RegO Flow Technology Company, Ltd.	China
Solaris Laser Sp. z o.o.	Poland
Start Italiana S.R.L.	Italy
Swep Energy Oy	Finland
SWEP France	France
SWEP Germany GmbH	Germany
SWEP International A.B.	Sweden
Swep Japan K.K.	Japan
SWEP Malaysia Sdn. Bhd.	Malaysia
SWEP Slovakia s.r.o.	Slovakia (slovak Republic)
SWEP Technology (Suzhou) Co., Ltd.	China
Systech GB Limited	United Kingdom
Tokheim Belgium	Belgium
Tokheim China Company Limited	Hong Kong
Tokheim GmbH	Germany
Tokheim Group	France
Tokheim Hengshan Technologies (Guangzhou) Co. Ltd.	China
Tokheim Holding B.V.	Netherlands
Tokheim India Private Limited	India
Tokheim Sofitam Applications	France
TQC Quantium Quality, S.A. de C.V.	Mexico City, District Federal
TWG Canada Consolidated Inc.	British Columbia
Vectron Frequency Devices (Shanghai) Co., Ltd	China
Vehicle Service Group Italy S.r.l.	Italy
Vehicle Service Group UK Limited	England & Wales
Vos Food Store Equipment Ltd.	Ontario
Waukesha Bearings Limited	United Kingdom
Wayne Financing Limited	England & Wales
Wayne Formation (SCOT) LP	Scotland
Wayne Formation Holdings Limited	England & Wales
Wayne Fueling Systems (Rus) Limited Liability Company	Russian Federation
Wayne Fueling Systems Australia Pty Ltd	Victoria
Wayne Fueling Systems Canada ULC	British Columbia
Wayne Fueling Systems Sweden AB	Sweden
Wayne Fueling Systems UK Holdco Ltd.	England & Wales
Wayne Fueling Systems UK Limited	England & Wales
Wayne Industria e Comercio Ltda.	Brazil
Wayne Operations Holdings Limited	England & Wales
Wayne Solutions UK Limited	England & Wales
WITTE Pumps & Technology (Shanghai) Co., Ltd.	China